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EXHIBIT 23.2    CONSENT OF MCGLADREY & PULLEN, LLP




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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement of SI Financial Group, Inc. on Form S-8 of our report dated February 18, 2005, which appears in the Annual Report on Form 10-K of SI Financial Group, Inc. for the year ended December 31, 2004.






/s/ McGladrey & Pullen, LLP
New Haven, Connecticut
June 7, 2005